CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1163 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated December 30, 2024 on the financial statements and financial highlights of the Edgar Lomax Value Fund, a series of the Advisors Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Financial Statements in Form N-CSR which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2025